UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 29, 2006
SCHERING–PLOUGH CORPORATION
(Exact Name of Registrant as Specified in its Charter)

New Jersey	1-6571	22-1918501
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer
Incorporation)		Identification Number)
2000 Galloping Hill Road
Kenilworth, NJ 07033
(Address of Principal Executive Office)
Registrant’s telephone number, including area code: (908) 298-4000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
On August 29, 2006, Schering-Plough Corporation (the “Company”) announced it has reached an agreement with the U.S. Attorney’s Office for the District of Massachusetts and the U.S. Department of Justice to settle the previously disclosed investigation involving the Company’s sales, marketing and clinical trial practices and programs (the “Massachusetts Investigation”) (see “Massachusetts Investigation” in Part I. Item 3. Legal Proceedings of the Company’s 2005 Form 10-K).
The agreement provides for an aggregate settlement amount of $435 million and is subject to court approval. Under the agreement, Schering Sales Corporation, a subsidiary of Schering-Plough Corporation, will plead guilty to one count of conspiracy to make false statements to the government and pay a criminal fine of $180 million, and Schering-Plough Corporation will pay $255 million to resolve civil aspects of the investigation.
In connection with the settlement, Schering-Plough Corporation will also sign an addendum to an existing corporate integrity agreement with the Office of Inspector General of the U.S. Department of Health and Human Services. The addendum will not affect Schering-Plough Corporation’s ongoing business with any customers, including the federal government.
As previously disclosed, the Company had recorded a liability of $500 million related to the Massachusetts Investigation, the AWP investigations and AWP litigation by certain states (see “AWP Investigations” and the litigation by certain states described under “AWP Litigation” in Part I. Item 3. Legal Proceedings of the Company’s 2005 Form 10-K). The settlement amount of $435 million relates only to the Massachusetts Investigation. The AWP investigations and litigation are ongoing.
The company believes the settlement of the Massachusetts Investigation will not have a material adverse effect on the Company’s results of operations, cash flows, financial condition or its business. As the agreement is subject to court approval, the company cannot predict the timing of the cash payments. At June 30, 2006, total cash, cash equivalents and short-term investments was approximately $5.2 billion. Total cash, cash equivalents and short-term investments less total debt was approximately $2.3 billion at June 30, 2006. Following these payments, the Company expects that cash generated from operations and available cash and short-term investments will provide the Company with the ability to fund cash needs for the intermediate term.
DISCLOSURE NOTICE
Cautionary Statement Under the Private Securities Litigation Reform Act of 1995
The information in this 8-K and the attached press release includes certain “forward-looking statements” within the meaning of the Securities Litigation Reform Act of 1995, including statements relating to the final resolution of the investigation and the impact of the settlement on Schering-Plough’s results of operations, cash flows, financial condition and business. Forward-looking statements relate to expectations or forecasts of future events. Schering-Plough does not assume the obligation to update any forward-looking statement. Many factors could cause actual results to differ materially from Schering-Plough’s forward-looking statements, including the final resolution of the matters discussed in this 8-K, which includes court approval and Schering-Plough’s compliance with the corporate integrity agreement; market forces; economic factors; product availability; patent and other intellectual property protection; current and future branded, generic or over-the-counter competition; the regulatory process; and any developments following regulatory approval, among other uncertainties. For further details about these and other factors that may impact the forward-looking statements, see Schering-Plough’s Securities and Exchange Commission filings, including Item 1A. Risk Factors, in the Company’s second quarter 10-Q.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

EXHIBIT NO.	DESCRIPTION
99.1	Press Release, dated August 29, 2006 entitled “Schering-Plough Reaches Agreement with U.S. Attorney’s Office for District of Massachusetts and U.S. Department of Justice.”

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Schering-Plough Corporation

By:	/s/ Steven H. Koehler Steven H. Koehler
Vice President and Controller

Date:	August 29, 2006

Exhibit Index

Exhibit No.	Description
99.1	Press Release, dated August 29, 2006 entitled “Schering-Plough Reaches Agreement with U.S. Attorney’s Office for District of Massachusetts and U.S. Department of Justice.”